THIRD AMENDMENT TO LEASE


     THIS THIRD AMENDMENT TO LEASE (the "Amendment") is made and entered into as this 1st day of October, 1992, by and between C. J. SEGERSTROM & SONS, a general partnership, hereinafter called "Landlord," and FILENET CORPORATION, a California corporation, hereinafter called "Tenant," with respect to the following:

                                    RECITALS

     A. Landlord is the landlord and Tenant is the tenant pursuant to that certain High Technology/Research and Development Lease dated July 23, 1986, as amended by a certain letter agreement dated July 2, 1987 (collectively; the "Original Lease"). The Original Lease covers certain premises consisting of a total of approximately 120,000 square feet of Rentable Area located in two buildings, of approximately 60,000 square feet each ("Buildings 1 and 2") located at the Northwest corner of Harbor Boulevard and Scenic Avenue in that certain business park known as Harbor Gateway Business Center (the "Center"), in the City of Costa Mesa, State of California and more particularly described in the Original Lease.

     B.  Landlord  and  Tenant  have  also  entered  into that  certain  Option:
Agreement dated and executed July 23, 1986, as amended by certain letter agreements dated, respectively, June 23, 1987, March 15, 1988, and May 23, 1988 (collectively; the "Option Agreement"). By means of the Option Agreement, Landlord and Tenant amended the Original Lease to add to the Premises certain additional premises consisting of approximately 50,000 square feet located in a single building denominated as High-Tech 3 ("Building 3") and located in the Center. Buildings 1, 2 and 3 are herein referred to, collectively, as the "Premises," and the Original Lease and the Option Agreement are sometimes referred to herein, collectively, as the "Lease."

     C. Tenant desires to amend the Original Lease to add to the Premises another additional building located within the Center, commonly known as 1535 Scenic Avenue and consisting of approximately 60,000 square feet of Rentable Area ("Building 14"), as more particularly shown on Exhibit "A" attached hereto. Landlord is willing to so amend the Original Lease, but only upon the terms and conditions set forth in this Amendment.

                                    AGREEMENT

     IN CONSIDERATION OF the foregoing recitals and the promises and covenants contained in this Amendment, Landlord and Tenant agree as follows:

     1. Leasing of Building 14. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, Building 14 upon all of the terms of the Original Lease, as modified by this Amendment.

     2. Terms of Leasing. Tenant shall hold and occupy Building 14 as part of the Premises upon all of the terms and conditions of the Original Lease, except that:

     (a) The term of the Lease with respect to Building 14 shall commence on July 1, 1993 (the "Building 14 Commencement Date"), and thereafter shall be coterminous with the term of the Lease with respect to Building 3. Tenant shall also have the option to extend the term of the Lease with respect to Building
14. Such option shall be upon the terms set forth in paragraph 4(b)(xi) of the Option Agreement and Section 48.1 of the Original Lease, and the additional term for Building 14 shall be


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coterminous with the additional term for Building 3. From and after the Building
14 Commencement Date, Tenant and Landlord shall each observe and perform all of their respective obligations pursuant to the Lease, as hereby amended, with respect to Building 14, including, without limitation, the payment of Basic Annual Rent and Additional Rent.

     Landlord and Tenant contemplate that Landlord will deliver possession of Building 14 to Tenant and Tenant will commence occupancy of Building 14 on July 1, 1993, the Building 14 Commencement Date. In no event shall Tenant be required to pay Basic Annual Rent or Additional Rent with respect to Building 14 for any period prior to July 1, 1993, notwithstanding any delivery of possession of Building 14 to Tenant prior to the Building 14 Commencement Date.

     Notwithstanding the foregoing Tenant shall have a license (the "License") to enter Building 14 prior to the Building 14 Commencement Date. Such License shall be upon the following terms:

     (i) The License shall extend for the period from April 1, 1993 through June 30 1993.

     (ii) Entry pursuant to the License may be made at any time during normal business hours (8 a.m.. to 5:30 p.m., Monday through Friday, legal holidays excepted). For this purpose, Tenant shall not retain a key to Building 14. Rather, access shall be afforded by Landlord's management or security personnel upon request to Landlord's management office at the Center. Such request may be made in person or by telephone.

     (iii) Entry pursuant to the License shall be for any purpose reasonably related to Tenant's occupancy of Building 14 following the Building 14 Commencement Date, including but not limited to measurement of areas to be occupied, inspection of Building 14 and the equipment located therein or thereon, installation of furniture, furnishings, equipment and operating systems (such as telephone, security and fire), replacement of existing signage with respect to Building 14 and installation of tenant improvements.

     (iv) Entry pursuant to the License is limited to Tenant, its employees and to third parties retained by Tenant for the purposes specified in clause (iii) above and designated in writing by Tenant to Landlord. As between Landlord and Tenant, all persons entering Building 14 at the request of Tenant shall be deemed agents of Tenant, and Tenant shall be solely responsible for the safety of and actions of such persons. In no event shall Landlord have any responsibility for such persons or any liability to them, and Tenant shall indemnify. defend and hold Landlord harmless from and against all claims by any such persons for damages (including punitive damages, costs and attorneys fees) resulting from injury, death or property damage arising out of such entry.

     (v) Any work in or on Building 14 performed by or for Tenant pursuant to the License shall be the sole responsibility of Tenant as to performance and payment of costs and shall comply with Articles 9 and 12 of the Original Lease, all applicable provisions of Exhibit "D" thereto and all applicable requirements of all governmental authorities having jurisdiction of Building 14. Such requirements shall include the prior written approval of Landlord when required by the Original Lease.

     (vi) The insurance required by Sections 15.1, 15.2 and 15,3 of the Original Lease shall extend to any entry pursuant to the License and all activities by or on behalf of Tenant in or about Building 14. In addition, the indemnification and exculpation provisions contained in Sections 15.4, 15.5 and 15,6 of the Original Lease shall extend to any such entry and any such activities.

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     (vii) As used in this License,  all references to Building 14 shall include the Permanent Building 14 Parking Area, as defined in subparagraph (g) below.

     (viii) In the event that Tenant fails to perform any of its obligations pursuant to clauses (v) and (vi) above with respect to the License, and such failure continues for ten (10) days after delivery of written notice from Landlord to Tenant, Landlord may immediately terminate the License upon written notice to Tenant, with such termination to be effective upon receipt by Tenant of Landlord's notice of termination. In addition, if Tenant fails to perform any of its obligations pursuant to the License, Landlord shall have the right to perform such obligations for Tenant's account pursuant to Article 33 of the Original Lease, but without requirement of further notice and a grace period pursuant to Article 19 of the Original Lease.

     (b) Notwithstanding anything to the contrary in this Amendment and except as provided in this subparagraph (b), Tenant accepts Building 14 "AS IS". Tenant acknowledges that, except as provided to the contrary in clause (ii) below, Landlord shall have no responsibility, either as to performance or payment of costs, to remodel or renovate Building 14 or the Permanent Building 14 Parking Area for Tenant use. Any remodel, renovation or improvement to Building 14 or the Permanent Building 14 Parking Area undertaken by Tenant shall be completed in accordance with the terms and conditions of paragraphs 5, 6 and 8 of Exhibit "D" to the Original Lease and notwithstanding anything to the contrary therein, all such work shall be completed at Tenant's sole cost and expense.

     Without limiting the generality of the foregoing:

     (i) Landlord represents and warrants to Tenant that, to the knowledge of Landlord, no hazardous, toxic carcinogenic, reproductive toxic, corrosive, reactive or ignitable substances, wastes or materials, as defined in any applicable federal, state or local law or regulation promulgated thereunder, including, without limitation, petroleum (including crude oil or any fraction thereof), asbestos or asbestos-containing materials and polychlorinated byphenyls (PCB's), collectively, "Substances," are incorporated into Building 14 or-any other improvements or facilities located on the Permanent Building 14 Parking Area. Tenant acknowledges and accepts that Landlord has not conducted any investigation or testing for the purposes of making the foregoing representation and warranty. Rather, Landlord makes such representation and warranty solely on the basis of Landlord's construction of Building 14 and the Permanent Building 14 Parking Area and its continuous ownership thereof since such construction. The foregoing representation and warranty shall not extend to any Substances incorporated into, brought into or maintained in or upon Building 14 or the Permanent Building 14 Parking Area by Emulex Corporation ("Emulex"), the existing tenant of Building 14 and the Permanent Building 14 Parking Area.

     (ii) Prior to execution and delivery of this Amendment, Landlord, Tenant and Emulex have mutually inspected Building 14 and on the basis of such inspection, Landlord and Emulex have compiled a list of maintenance and repair work with respect to Building 14 to be performed by Emulex prior to delivery of possession of Building 14 to Landlord. A copy of such list u attached to this Amendment as Exhibit "B." Landlord shall use its best efforts to cause Emulex to perform all work specified on such list (the "Repair List"). Except for (A) the performance of the work specified on the Repair List, (B) normal wear and tear and (C) removal by Emulex of all signage and all personal property and fixtures not permanently attached to Building 14 other than the FF&E, as defined in paragraph 4 below, upon delivery of possession of Building 14 to Tenant, Building 14 shall be in the same condition as on the date of the inspection described herein.

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
     (iii) As described in paragraph 4 below, Tenant shall purchase directly from Emulex certain FF&E located in Building 14. Tenant may, during the period from surrender of possession of Building 14 by Emulex to Landlord and the Building 14 Commencement Date, desire to leave the FF&E in place in Building 14. Landlord consents to such storage arrangement by Tenant. Such storage shall be without requirement of payment of rent or any other amount to Landlord However, Tenant shall be solely responsible for all such FF&E, including security of the same and maintenance of insurance upon the FF&E. Except for intentional acts and negligence of Landlord, Landlord shall have no responsibility with respect to the FF&E. Without limiting the generality of the foregoing Landlord shall have no responsibility to provide special security for, maintenance of or insurance with respect to the FF&E. By its signature hereto, Tenant releases and forever discharges Landlord from any and all such responsibilities and/or liability and irrevocably waives any and all claims against Landlord its partners, agents and employees arising out of or resulting from any loss, theft, damage or destruction to or of the FF&E, or any of it while stored in Building 14 pursuant to this clause (iii), except for intentional acts and negligence of Landlord.

     (c) The provisions of the Option Agreement, other than paragraph 4(b)(xi) thereof shall have no application with respect to Building 14.

     (d) The provisions of Sections 2.2, 2.4. 3.5, 48.1(c) and Articles 38 and 41 of the Original Lease shall have no application with respect to Building 14. The provisions of Exhibit "D" to the Original Lease, other than paragraphs 5, 6 and 8 thereof, shall have no application to Building 14.

     (e) All references to the term "Building" or "Buildings" in the Original Lease, when referring to Buildings 1 and/or 2 generically shall be construed to refer to Building 3 and Building 14 to the extent, in each such case, that such a reference is capable of reasonable application to Building 3 and Building 14.

     (f) Any provisions of the Lease superseded by or inconsistent with the provisions of this Amendment shall have no application with respect to Building 14.

     (g) Tenant's Allocated Parking Spaces with respect to Building 14 shall be 240 spaces. Tenant shall be entitled to use such Allocated Parking Spaces, in common with others, in the Parking Area for the Center, as defined in Article 44 of the Original Lease. Tenant's use of its Allocated Parking Spaces shall be subject to the terms and provisions of Article 44 of the Original Lease. Without limiting the generality of the foregoing, Landlord and Tenant agree and acknowledge that:

     (i) The primary parking area currently designated for Building 14 (the "Current Building 14 Parking Area") is the area depicted on Exhibit "C" attached hereto with single hatching. As described in clause (iv) below and paragraph 5(e) below, Landlord will cause Emulex to exchange with Tenant that portion of the Building B parking area located to the east of Building 14 ("Exchange Area No. 1") for that portion of the Current Building 14 Parking Area located to the west of Building B ("Exchange Area No. 2"). Exchange Area No. 1 and Exchange Area No. 2 are depicted and designated on Exhibit "C' attached hereto. The Building 14 parking area resulting from such exchange is herein referred to as the "Permanent Building 14 Parking Area" Tenant's primary or principal parking area for Building 14 shall be the Permanent Building 14 Parking Area. Tenant's Allocated Spaces shall not, however, be limited to the Permanent Building 14 Parking Area, and Tenant may, subject to the provisions of Article 44 of the Original Lease and clause (ii) below, utilize for purposes of its Allocated Parking Spaces the Parking Area for the Center.

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

     (ii) Those spaces identified with cross-hatching on Exhibit "C," other than Exchange Area No. 1, and Exchange Area No. 2 are or shall be exclusive to the tenants of Buildings A, B and High-Tech 15. Tenant and its employees shall not be entitled to park in such areas.

     (iii) The Permanent Building 14 Parking Area is subject to the provisions of that certain Reciprocal Parking Agreement, Amendment No. 8 to Lease with Emulex Corporation and Notice of Deletion of Territory as to Declaration as to Easements, Restrictions add Common Facilities for Harbor Gateway Center, dated May 25, 1984, by and among Citibank N.A., Ticor Title Insurance Company of California, Landlord and Emulex (the "Parking Agreement"). As provided in paragraph 5(e) below, Tenant shall cooperate with Landlord (and Emulex) to amend and restate the Parking Agreement to, among other things, modify the Parking Agreement to reflect the exchange of Exchange Area No. 1 and Exchange Area No. 2 as provided in clause (i) above.

     (iv) There is currently located, approximately at the location depicted with an "x" on Exhibit "B," a vehicle entry barrier maintained by Emulex and which prevents entry to a portion of the Current Building 14 Parking Area except through a guarded gate located at the southerly end of Building A. Emulex shall not relocate such entry barrier and Tenant shall not use the portion of the Current Building 14 Parking Area now protected by such vehicle entry barrier. Rather, Landlord shall cause Emulex to effect the exchange of parking areas provided for in clause (i) above. In addition, Landlord, Tenant and Emulex shall as a part of the refinancing provided for in Paragraph 6 below, use reasonable efforts to cause the Parking Agreement to be amended to create the Permanent Building 14 Parking Area by recognition of the exchange to be effected pursuant to clause (i) above.


     (h) Tenant shall not be required to make any additional security deposit with respect to Building 14, but the existing security deposit under the Original Lease shall apply to the leasing of Building 14 in addition to the leasing of Buildings 1, 2 and 3.

     (i) Upon the Effective Date of this Amendment, as defined in paragraph 6 below, Tenant shall deposit with Landlord the sum of $49,200 as the first month's Basic Annual Rent due hereunder with respect to Building 14, which sum shall be applied by Landlord, without interest, to the first monthly installment of Basic Annual Rent due hereunder with respect to Building 14.

     (j) Tenant shall use and occupy Building 14 only for the purposes of a corporate headquarters, corporate offices, general offices uses and research and development activities.

     (k) From and after the Building 14 Commencement Date, Tenant's monthly Proportionate Share of Common Facilities Expenses, as defined and determined in accordance with Exhibit "B" to the Original Lease, shall be determined by including the Allocated Parking Spaces for Building 14. In other words, from and after the Building 14 Commencement Date, Tenant's Proportionate Share of Common Facilities Expenses shall be determined using the Allocated Parking Spaces for all of Buildings 1, 2, 3 and 14. Expressed as a percentage, Tenant's Proportionate Share of Common Facilities Expenses for the Center shall be 42.2%, determined by dividing Tenant's aggregate of 824 allocated Parking Spaces by 1,952 total Allocated Parking Spaces in the Center of tenants who contribute to Common Facilities Expenses. As of the Building 14 Commencement Date, Tenant's Allocated Parking Spaces, by Building, shall be as follows:

                                        5

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                 Building            Allocated Spaces
                 --------            ----------------

                    1                       212
                    2                       172
                    3                       200
                   14                       240

     It is understood and acknowledged that the 1,952 Allocated Spaces in the Center of tenants who contribute to Common Facilities Expenses are less than all Allocated Spaces in the Center. Landlord represents and warrants to Tenant that all tenants with allocated Spaces in the Center who do not contribute to Common Facilities Expenses either (i) maintain and operate their own Allocated Spaces, including direct payment of real property taxes and other expenses of maintaining and operating such allocated Spaces or (ii) pay rent to Landlord on a so-called "gross" basis which includes an allocated portion of the expenses of operating and maintaining the allocated Spaces of such tenants, which such allocated portion is applied by Landlord to expenses of operating and maintaining Allocated Spaces in the Canter. During the term of the Lease, all leases of space in the Center shall provide either that (A) the tenants pursuant to such leases shall pay a Proportionate Share of Common Facilities Expenses for the Center determined in the same manner as provided in Exhibit "B" to the Original Lease or (B) such tenants shall pay, directly or indirectly, the expenses of maintaining and operating their allocated Spaces in one of the manners provided in clauses (i) and (ii) of this subparagraph.

         3.       Rent.

     (a) From and after the Building 14 Commencement Date, Tenant shall pay, as Basic Annual Rent with respect to Building 14, the sum of $9.84 per square foot of Rentable Area ($590,400) triple net, per year, payable in equal monthly installments of $49,200 ($0.82 per square foot of Rentable Area)concurrently with Tenant's monthly installments of Basic Annual Rent for the balance of the Premises, without deduction or offset. Basic Annual Rent shall be paid at the times and in the manner provided in Section 3.1 of the Original Lease

     (b) The Basic Annual Rent payable with respect to Building 14 shall be adjusted in the manner provided in Section 3.4 of the Original Lease, except that, (i) the term "Adjustment Date" as applied to the Basic Annual Rent payable with respect to Building 14 shall mean July 1, 1995, and again on April 30, 1997, (ii) as to Building 14, in no event shall the Basic Annual Rent as to Building 14 be increased on any such Adjustment Date to more than eight percent (8%) per year of the Basic Annual Rent with respect to Building 14 in effect immediately prior to such adjustment and (iii) for the purpose of the adjustments to the Basic Annual Rent with respect to Building 14, the phrase "twenty-five (25) multiplied by "appearing in the third sentence of Section 3.4 of the Original Lease shall not be applicable. For the purposes of clause (ii) of this subparagraph, if the number of months in the period from the Building 14 Commencement Date to the first Adjustment Date or the period from the first Adjustment Date to the second Adjustment Date, as the case may be, is not evenly divisible by twelve (12), then the percentage increase at the end of such period shall be equal to eight percent (8%) for each full year in such period plus for the partial year in such period, a percentage equal to eight (8) times a fraction whose numerator is the number of months in the partial year and whose denominator is twelve (12).

     4. Furniture. Fixtures and Equipment. Landlord and Tenant acknowledge and agree that Building 14 has been previously built-out by Landlord, and that all permanently attached improvements in Building 14 are the property of Landlord. Concurrently with Tenant's execution of this Amendment, Tenant shall enter into an agreement with Emulex to acquire directly from Emulex certain fixtures, furniture and equipment (the "FF&E') of Emulex currently located in Building 14. A list of the FF&E to be so acquired is attached hereto as Exhibit "D". Such list has been compiled by Tenant and Emulex, and Landlord has no responsibility for the compilation of such list and makes no representation or warranty as to the accuracy or completeness of such list. Such agreement shall be the sole responsibility of Tenant, and Landlord shall have no responsibility, either as to performance or payment, with respect to the FF&E, payment therefor or delivery thereof. Landlord shall have no claim to the FF&E or any proceeds thereof, and title to the FF&E shall be conveyed to Tenant by Emulex in such manner and using such instruments as shall be agreed upon by Tenant and Emulex

         5.       Representations and Covenants.

     (a) Zoning. Landlord represents and warrants to Tenant that Building 14 is zoned, as of the date hereof, in a manner which permits the use of Building 14 as specifically permitted by paragraph 2(j) above and that no variance or special use permit is required for the use of Building 14 as specifically permitted by paragraph 2(j) above or, if any special use permit has been granted, such special use permit is still in effect and will apply to Tenant's use of Building 14 as specifically permitted by paragraph 2(j) above.

     (b) Use. Landlord represents and warrants to Tenant that the use of Building 14 as specifically permitted by paragraph 2 (j) above complies with the Declaration as to Easements, Restrictions and Common Facility Provisions for Harbor Gateway Center dated July 31, 1981, executed by Landlord and recorded in the Office of the Orange County Recorder.

     (c) Brokers. Landlord and tenant each represents w~ and covenants to the other that such warranting party shall defend, indemnify and hold harmless the other party from and against any and all claims, costs, losses, expenses, damages, actions and Muses of action incurred in any claim or action instituted by any broker, agent or finder, including, but not limited to, CB Commercial Real Estate Group, Inc., claiming under the warranting party with respect to Building 14. Landlord and Tenant agree that payment shall not be a condition precedent to recovery upon the foregoing indemnification provisions.

     (d) Schematics and As-Built Drawings. Prior to the Building 14 Commencement Date, Landlord shall provide to Tenant one copy of all existing schematic drawings and as-built drawings in Landlord's possession with respect to Building
14. However, Landlord makes no representations or warranties as to the accuracy or completeness of any items supplied to Tenant pursuant to the provisions of this subparagraph.

     (e) Cooperation, Tenant recognizes that Landlord is in the process of refinancing certain property within the Center with Teachers Insurance and Annuity Association of America ('Teachers"), including Building 14, and that the Permanent Parking Area for Building 14 is subject to existing restrictions as contained within the Parking Agreement. Tenant will take all action as may reasonably be necessary for Landlord to obtain refinancing approval from Teachers with respect to Building 14, and to amend and restate the Parking Agreement to, among other things, (i) substitute Tenant for Emulex as to the Permanent Building 14 Parking Area, (ii) terminate all rights of Emulex as to the Permanent Building 14 Parking Area, (iii) amend and restate the Parking Agreement to eliminate therefrom those portions superseded by the passage of time or various construction or development of the property described in the Parking Agreement and (iv) eliminate the Current Building 14

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
     Parking Area and create the Permanent Building 14 Parking Area by giving effect to and recognizing the exchange of Exchange Area No. 1 for Exchange Area No. 2 provided for in paragraph 2(g) above. Such amendment to and restatement of the Parking Agreement shall be consistent with the parking rights granted to Tenant with respect to Building 14 pursuant to this Amendment. Such amendment to and restatement of the Parking Agreement shall be at no cost or liability to Tenant other than Tenant's own attorneys' fees and costs, and no such amendment and restatement shall effect any changes to the business terms embodied in this Amendment with respect to Tenant's use of Building 14 and the Permanent Building 14 Parking Area. In addition, in connection with such refinancing, Landlord shall use reasonable efforts to obtain from Teachers s subordination agreement, in recordable form and in the form attached hereto as Exhibit "E," with appropriate references to the refinancing documents executed by Landlord and Teachers. Nothing contained herein shall, however, be deemed to constitute a representation, warranty or covenant by Landlord to the effect that (i) Landlord shall. be able to obtain such subordination agreement from Teachers or (ii) Landlord shall be able to obtain such subordination agreement by any particular date or within any particular time.

     6.  Contingencies.   The  effectiveness  of  this  Amendment  is  expressly
contingent upon each of the following:

     (a) Landlord's review and approval of Tenant's current audited financial statements (including consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows) for Tenant's fiscal year ended December 31, 1991, and for the interim period ended June 30 1992. Accordingly, Tenant shall deliver to Landlord the foregoing financial statements on or before October 16, 1992, and Landlord shall approve or disapprove such financial statements by written notice to Tenant given within ten (10) days after Landlord's receipt of such statements. Landlord's failure to approve or disapprove such statements in such manner and within such time shall be deemed approval thereof;

     (b) Approval by Teachers, on or before November 15, 1992 (the 'Target Date"), of the terms of this Amendment and the agreement described in subparagraph (d) below.

     (c) Delivery by Teachers to Landlord on or before the Target Date of an executed letter providing, in substance, that Teachers' commitment to refinance the existing Teachers financing upon Building 14 and other portions of the Center on the terms and conditions set forth in Teachers' commitment letter dated August 20, 1992 remains in effect without modification notwithstanding this Amendment and the agreement provided for in subparagraph (d) below;

     (d) The execution and delivery by Emulex and Landlord, on or before the Target Date, of an agreement, on terms and conditions mutually satisfactory to Landlord and Emulex, providing, among other things, for the termination of Emulex' existing lease (as to Building 14 and the Building 14 Parking Area only) on or before March 31, 1993 and delivery by Emulex to Landlord of possession of Building 14 and the Building 14 Parking Area on or before March 31, 1993;

     (e) Delivery, on or before the Target Date, of a letter executed by an appropriate official of the City of Costa Mesa providing in substance, that (i) the existing zoning for Building 14 permits Tenant's use thereof as specified in paragraph 2(j) above and (ii) no additional permits are required to permit the use of Building 14 as specified in paragraph 2 (j) above;


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     (f)  Execution  and delivery by Tenant and Emulex,  on or before the Target
Date, of an agreement covering the transfer of the FF&E as provided in paragraph 4 above and in form and substance satisfactory to Tenant and Emulex.

     (g) Review and approval by Tenant of the Parking Agreement. Such approval shall be deemed given unless, on or before October 14 1992 Tenant notifies Landlord in writing of the portion(s) of the Parking Agreement which Tenant disapproves.

     In the event that (i) the contingencies set forth in subparagraphs (b) through (d) above shall fail to occur within the time periods specified therein or (ii) Landlord disapproves of Tenant's financial statements within the time and in the manner set forth in subparagraph (a) above, then Landlord shall have the option to terminate this Amendment by written notice to Tenant given (A) as to subparagraph (a) above, by delivery to Tenant of Landlord's notice of disapproval (B) as to subparagraphs (b), (c) and (d) above, on or before November 15, 1992. Similarly, if (x) either or both of the conditions set forth in subparagraphs (e) and (f) above shall fail to occur on or before the Target Date or (y) Tenant disapproves the Parking Agreement, then Tenant shall have the right to terminate this Amendment by written notice to Landlord given (C) as to subparagraphs (e) and (f) above, on or before the Target Date and (D) as to subparagraph (g) above by delivery to Landlord of Tenant's written notice of disapproval.

     If either party has the right to terminate this Amendment and does so within the times and in the manner set forth herein:

     (1) this Amendment shall terminate on the date of the addressee's receipt of the notice of termination given by the other party;

     (2) each party shall bear its own costs and fees incurred in the negotiation and preparation of this Amendment and in performing its respective obligations hereunder through the date of such termination; and

     (3) all amounts deposited by Tenant with Landlord pursuant to this Amendment shall be returned to Tenant and neither party shall have any further obligation to the other with respect to Building 14 or the Permanent Building 14 Parking Area. Any termination hereunder shall not have any effect on Landlord's and Tenant's obligations to one another pursuant to the Lease. Pending any termination of this Amendment as provided herein, Landlord and Tenant each agree to diligently pursue their respective obligations hereunder.

     As soon as any of the conditions contained herein are met, the party entitled to terminate on the basis of failure of such condition shall promptly notify the other party of the satisfaction of such condition. The date on which such notice is received as to the last condition to be satisfied shall be the effective date (the "Effective Date") of this Amendment.

     7. Other Matters. Landlord and Tenant further agree that:

     (a) Notwithstanding anything to the contrary contained in the Original Lease, upon the expiration or any earlier termination of the Lease with respect to Building 14, reasonable wear and tear shall be excepted from the condition in which Tenant is required to deliver possession of Building 14 to Landlord.

     (b) By their signatures hereto, Landlord and Tenant confirm the following information with respect to Buildings 1, 2, 3 and 14:

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
     (i) Building 1 - Commencement Date is November 1, 1987 and expiration date is April 30 1998; one five (5) year option (May 1, 1998 through April 30 2003) exercisable upon not more than 15 and not less than 12 months prior written notice to Landlord.

     (ii) Building 2 - Commencement Date is August 1, 1987 and expiration date is January 31, 1998; one five (5) year option (February 1, 1998 through January 31, 2003) exercisable upon not more than 15 and not less than 12 months prior written notice to Landlord.

     (iii) Building 3 - Commencement Date is June 1, 1990 and expiration date is May 31, 2000; one five (5) year option (June 1, 2000 to May 31, 2005) exercisable upon not more than 15 and not less than 12 months prior written notice to Landlord.

     (iv) Building 14 - Commencement Date is July 1, 1993 and expiration date is May 31, 2000; one five (5) year option (June 1, 2000 to May 31, 2005) exercisable upon not more than 15 and not less than 12 months prior written notice to Landlord.

     (c) There currently exists a free standing concrete sign monument located at the entrance to the Permanent Building 14 Parking Area from Scenic Drive (the "monument"). Such Monument is currently occupied by a sign erected by Emulex. Tenant agrees that, from and after the Target Date, Tenant shall acquire from Emulex all rights in and to the use of the Monument and that the sign thereon shall be redesigned to reflect thereon the name of Tenant only. The removal of the existing Emulex sign, the design and fabrication of Tenant's sign, and all costs and expenses with respect to such removal, design, construction and installation, shall be the sole responsibility of Tenant and Emulex, and Tenant indemnifies and holds Landlord harmless with respect to any claims or liability with respect thereto. Tenant shall obtain or cause to be obtained all necessary permits and approvals for the modified signage from the governmental agency having jurisdiction. Landlord shall have the right to approve such replacement signage in accordance with its rights under the Lease.

     (d) Landlord and Tenant acknowledge that Tenant may, at some date in the future, desire to consolidate some or all operations currently conducted in Buildings 1, 2, 3 and 14 into a single, larger building and may approach Landlord with a proposal to construct for and lease to Tenant a building in the Center, or in or on any other property owned or controlled by Landlord or an affiliate of Landlord, with a Rentable Area of 150,000 to 200,000 or more square feet. Landlord agrees, upon any such proposal by Tenant, to consider such proposal. For the purposes of this subparagraph, Landlord and Tenant acknowledge and agree that:

     (i) Nothing contained in this subparagraph shall be deemed or construed to require Tenant to present any such proposal to Landlord, or to require Tenant to remain in the Center beyond the several expiration dates in the Lease (and any option terms as to which Tenant timely and properly exercises its options).

     (ii) Nothing contained in this subparagraph shall be deemed or construed to require Landlord to accept any proposal made by Tenant, to make any, counterproposal to Tenant or to permit Tenant to remain in the Canter beyond the several expiration dates in the Lease (and any option terms as to which Tenant timely and properly exercises its options).

     (iii) In determining whether to make or accept any such proposal or counter-proposal, each party shall be free to take into account any fact or

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
factor which such party deems relevant to its decision, including but not limited to the availability of land in the Center or elsewhere, alternative space available to Tenant, the cost of construction of any such building. the rent payable with respect to any such building and with respect to alternative available space, any other leasing goals or plans of Landlord with respect to the Center or other property of Landlord or its affiliates, the ability of Landlord (or its affiliates) to obtain construction and/or permanent financing with respect to any new building to be constructed for Tenant and the impact of any total or partial lease termination pursuant to clause (iv) below upon any financing then existing and encumbering Buildings 1, 2, 3 and/or 14.

     (iv) In connection with any proposal or counter-proposal of the type described in this subparagraph, one element thereof shall be the termination of the Lease, if then existing, as to each building covered thereby surrendered by Tenant to Landlord in connection with Tenant's relocation to the new building constructed by Landlord or its affiliate for Tenant.

     (v) Nothing contained in this subparagraph shall be deemed or construed to create or grant to either party any option, put, call, right of first refusal or right of first offer. There shall be no right to recover damages on account of any alleged "breach" of the provisions of this subparagraph and no right to specific performance or injunctive relief on account of any such alleged "breach" or threatened "breach."

     8. Defined Terms. All terms used in this Amendment with initial capital letters and not defined herein shall have the meanings given to such terms in the Original Lease.

     9. Lease in Effect. Landlord and Tenant acknowledge and agree that the Lease, as hereby amended and modified, remains in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment to Lease as of the day and year first above written.

FILENET CORPORATION,                        C. J. SEGERSTROM & SONS,
a California corporation                    a general partnership

By _____________________,                   By_________________
                                            Managing Partner
Title Sr. VP Operations
                                            By_________________
By ____________________                     Managing Partner

Title __________________                    "Landlord"

'Tenant"
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